Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Mirko Mieth

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250 – 1663

(Name, address and telephone number of agent for service)

CHEVRON CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	94-0890210
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6001 Bollinger Canyon Road
San Ramon, CA	94583
(Address of principal executive offices)	(Zip code)

Guarantees

(Title of the Indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee.

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b) Whether it is authorized to exercise corporate trust powers.

      Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15.     Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, approved March 29, 2019, incorporated herein by reference to Exhibit S-3ASR filed with Form T-1 Statement, Registration No. 333-236787.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 3rd day of December, 2020.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Jeffrey Schoenfeld
Name: Jeffrey Schoenfeld
Title: Vice President

Exhibit 7

DEUTSCHE BANK TRUST COMPANY AMERICAS
00623
New York, NY 10005

Board of Governors of the Federal Reserve System
Federal Deposit Insurance Corporation
Office of the Comptroller of the Currency

OMB Number 7100-0036
OMB Number 3064-0052
OMB Number 1557-0081
Approval expires November 30, 2020
Page 1 of 87

Federal Financial Institutions Examination Council

Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only—FFIEC 041

Report at the close of business September 30, 2020

20200930
(RCON 9999)

This report is required by law: 12 U.S.C. § 324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations).

Unless the context indicates otherwise, the term "bank" in this report form refers to both banks and savings associations.

This report form is to be filed by banks with domestic offices only and total consolidated assets of less than $100 billion, except those banks that file the FFIEC 051, and those banks that are advanced approaches institutions for regulatory capital purposes that are required to file the FFIEC 031.

NOTE: Each bank's board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state nonmember banks and three directors for state member banks, national banks, and savings associations.

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief.

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

Signature of Chief Financial Officer (or Equivalent)

10/30/2020
Date of Signature

Director (Trustee)

Director (Trustee)

Director (Trustee)

Submission of Reports

Each bank must file its Reports of Condition and Income (Call Report) data by either:

(a) Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC's Central Data Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or
(b) Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank's data file to the CDR.

For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at cdr.help@cdr.ffiec.gov.

FDIC Certificate Number 623
(RSSD 9050)

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank's completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.

The appearance of your bank's hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC's sample report forms, but should show at least the caption of each Call Report item and the reported amount.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank (RSSD 9017)

New York
City (RSSD 9130)

NY
State Abbreviation (RSSD 9200)

10005
Zip Code (RSSD 9220)

Legal Entity Identifier (LEI)
8EWQ2UQKS07AKK8ANH81
(Report only if your institution already has an LEI.) (RCON 9224)

The estimated average burden associated with this information collection is 51.02 hours per respondent and is expected to vary by institution, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent's activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429.

09/2020

DEUTSCHE BANK TRUST COMPANY AMERICAS 00623 New York, NY 10005 FF1KE41 Pjge-7c4nr HC-1 Consolidated Report of Condition for Insured Banks and Savings Associations for September 30, 2020 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day cf the quarter. Schedule RC—Balance Sheet Dollar Amounts in Thousands fcCON| Amotmt Assets Cash and balances due from depository institutions (from Schedule RC-A) Noninterest-bearing balances and currency and coin 0031 33.000 1.a. Interest-bearing balances m . 15,335000 l.b. 2_ Securities: Held-to-maturity securities (from Schedule RC-B, column A) m. 0 2.a. Available-for-sale securities (from Schedule RC-B, column D} 1773 1r000,000 2.b. Equity securities with readi ly determinable fai r values net held far tradi ng hi - JA22 6,DM 2.c. Federal funds sold and securities purchased under agreements to resell: Federal funds sold Ba~ 0 3.a. Securities purchased under agreements to reselI ah. BSE9 Jj42j200. 3.b. Loans and lease financing receivables (from Schedule RC-C): Loans and leases held far sale | 0 4.a. Loans and leases held far investment 5525 12,649,000 4. b. LESS: Allowance for loan and lease losses 3123 23,000 4.c. Loans and leases held far investment, net of allowance (item 4.b minus 4.c) m.. 5525 12,626,000 4.d. Trading assets (from Schedule RC-D) 0. 5. 0. Premises and fixed assets (including capitalized leases} 2145 13.000 6. Other real estate owned (from Schedule RC-M) 2150 1,000 7. Investments in unconsolidated subsidiaries and associated companies 21-30 0 B. Direct and indirect investments in real estate ventures 3656 0 g. Intangible assets (from Schedule RC-M) 2143 21,000 10. Other assets (from Scbed ule RC-F) m. 2160 2,453,000 11. Total assets (sum of items 1 through 11) 2170 46^338000 12. Liabilities Deposits: In domestic offices (sum of totals of columns A and C from Schedu le RC-E). 22M | 32,074,000 13.a. (1} Noninterest-bearing « 5631 9,736,000 13.a.(1) (2) Interest-bearing. 5636 22,308,000 13.a.(2) Not applicable Federal frinds purchased and securities sold under agreements to repurchase: Federal funds purchased « B—3 0 14.a. Securities sold under agreements to repurchase m B95e 0 14.b. Trading liabilities (from Schedule RC-D) 3543 0 15. 10. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M) 3,332,000 10. 17. and 18. Not applicable Subordinated notes and debentures nq 32133 | 0 19. Mudes cash terns in process of collectcn and unposted debts- Encodes time certificates cf depcst net held for trading. Institutions that: Gnave adopted ASU 2016-13 should report: in item 2.a amounts net of any applicable albwarce fcr credit losses, and item 2.a should equal Schedule RC-B- item 3, hAiito A. less Schedule Rl-B, Part II, item 7, column B. hem 2.c is to be completed or y by institetans that have accpted ASU 2016-01, wrier induces provisions governing the accounting for “vestments in equ ty securities See the instructions for furtner detail on ASU 2016-01. Gndudes a securities resae agreements regandless of maturty. S. nstitutens that “awe accpted ASU 2016-13 shoufe resort in items 3.b and 11 amounts ret cf ary appi cable allowance ‘”or cred t losses. 7 nstitutens that “awe accpted ASU 2016-13 shoiic resort in item 4 c the alowa”ce fcr credit losses om loans arc [eases. 3. Encodes reninterestMsearing cemand, time and savings oeposits. ft. Report overnight Feceral Home Loan Bank advances in SchecUe RC, item 16. ‘Other bcxrewed money.’ 10. Indudes all securities repurchase agreements, regardess cr maturity. 11 - Indudes mted- ire preferred stock and reated surpfis. 09.2020

DEUTSCHE SANK TRUST COMPANY AMERICAS 00623 New York, NY 10005 FFIEC041 =ageiEorar RC-2 Schedule RC—Continued Dollar Amounts in Thousands |^COW| Amount I Liabilities—continued I Other liabilities (from Schedule RC-G) I -1.647.00o1 20. Total liabilities (sum of items 13 through 2D) I I 37,053,000 21. Not applicable Equity Capital Bank Equity Capital I Perpetual preferred stock and related surplus 3553 0 23. Common stock 3^0 2.127.000 24. Surplus (exclude all surplus related to preferred stock). 3559 920,000 25. a. Retained earnings 3652 6,227,000 26.a. Accumulated other comprehensive income m 15530 0 26.b. Other equity capital components ra. A13° 0 26.c. a.Total bank equity capital (sum of items 23 through 26.c) 3ai0 9,283,000 27.a. b.Noncontrolling (minority) interests in consolidated subsidiaries JCOO q 27.b. 20. Total equity capital (sum of items 27.a and 27. b) G1P5 9,283,000 28. 29. Total liabilities and equity capital (sum of items 21 and 28) 46,336,000 29. Memoranda To be reported with tihe March Report of Condition. la = An integrated audit of the reporting nstituton’s financial statements and its internal centre! over financial reporting conducted h accordance w th the standarcs of the .American Institute of Certified Public Accou”tants (AICPA) or Pubic Company Accounting Oversght Board |PCAOE) by an incepen- dent public accountant that submits a report an the irrsttution 1b=An audtofthe reporting institirt on’s finance statements onlly conducted n accordance wih the audithg standards cf the AICPA or the PC AGE by an incependent public accootant that submits a resort on the nstituton 2b = An auditor the reporting institution’s parent:holding ccmoany’s consolidated financial statements only conducted in accordance w th the aucitirg standarcs of the AICPA or the PCAOB by an hdepercent public accountant that submits a retort on the consclidalec holding company (but not on the irrst lulion separately! = This number is not to be used = Directors’ examinatcn of the bank conducted h accordance with generally accepted auditing standards by a certred public account ng firm (may be requ red oy state-chartering authority) = Directors’ examinatcn of the bank performed by other external auotors (may be requ red by state-chartering authority) = Revew of the bank’s financial statements by external auditors = Compilation of the bank’s financial statements by external auotors = Other audt procedures (excluding tax preparation work ; 9= No externa aucit work 2a =An integrated audit of the reporting nstituton’s parent ridding company’s consolidated financial statements and its internal control over financial reporting conducted - accordance wth the star cards of the AICPA cr the PCAOB by an rtdepercent pubic accountant that submits a report rm the cortsdidated holding comoany (but not or the institutcn separately) Indicate i n the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of ^CON Number any date du ring 20/9 6734 NA M. 1. To be reported with the March Report of Condition. Date Bank’s fiscal year-end date (report the date in MMOD format) -6~-; NA M.2. 1. Includes, but is not limited to net unreal zed hold ng gans (losses) on available-for-sale securities, acciMnulated net ga ns (losses) on cash flow hedges, a’xi accumulated defined benefit pe^sm and othe’ postrec tement plan ao. jstments. 2 includes treasury stock and iMveameo Employee Stock Ownership Plan shares.